UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

6107, 6th Floor, Building C4, No.1 Huangchang West Road,

Dougezhuang, Chaoyang District, Beijing

(Address of principal executive offices)

+ 86 18518579917

(Registrant’s telephone number, including area code)

2865 Scott St. Suite 107, Vista, California 92081

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 30, 2024, Nuzee, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As of August 27, 2024, the record date for the Annual Meeting, 4,978,245 shares of the Company’s common stock were outstanding and entitled to vote, as reflected in the records maintained by the Company’s transfer agent. Pursuant to the Company’s bylaws, a quorum for the transaction of business at a meeting of stockholders requires the presence, in person or by means of remote communication, or representation by proxy, of a majority of the outstanding shares entitled to vote. A quorum of shares was present either by virtual attendance or represented by proxy at the Annual Meeting. The director nominees, as recommended by the Company’s Board of Directors, were duly elected. The final results for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Jianshuang Wang	2,611,212	21,004	2,671	814,540
Zongmei Huang	2,611,146	21,047	2,694	814,540
Yanli Hou	2,610,635	21,008	3,244	814,540
Changzheng Ye	2,610,610	21,026	3,251	814,540
Jian Liu	2,611,209	21,009	2,669	814,540

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers

Votes For:	2,610,230
Votes Against:	24,422
Abstain:	235
Broker Non-Votes:	814,540

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For:	3,352,890
Votes Against:	53,467
Abstain:	43,070

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: October 2, 2024	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer